EXHIBIT 4.6

GLOBAL AMENDMENT

to

CURRENCYSHARES® CHINESE RENMINBI TRUST

PARTICIPANT AGREEMENTS

This Global Amendment to CurrencyShares® Chinese Renminbi Trust Participant Agreements (this “Amendment”), dated as of September 5, 2017, is entered into by Guggenheim Specialized Products, LLC, a Delaware limited liability company d/b/a Guggenheim Investments, as sponsor of the below listed Trusts (the “Sponsor”), and The Bank of New York Mellon, a New York banking corporation, in its capacity as the trustee for each of the below listed Trusts (the “Trustee”).

WHEREAS, various authorized participants (the “Authorized Participants”), the Trustee, and the Sponsor are parties to those certain CurrencyShares® Chinese Renminbi Trust Participant Agreements set forth on Schedule A hereto, as the same have been previously amended (collectively the “Agreements” and each individually an “Agreement”); and

WHEREAS, the Trustee and the Sponsor desire to amend each of the Agreements as set forth herein.

WHEREAS, Section 18(a) of each Agreement provides substantially as follows with respect to the amendment of such Agreement:

Amendment and Modification. Except as set forth in the following sentence, this Agreement may be amended, modified or supplemented only by a written instrument executed by all of the parties. The Procedures attached as Attachment A, the Exhibits B and C hereto and, solely for the purpose of complying with applicable law, rule or regulation, this Agreement, may be amended, modified or supplemented by the Trustee and the Sponsor, without consent of the Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Trustee will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) Business Days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any Participant Agreement (other than this Agreement), the Trustee will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant.

WHEREAS, the amendments contemplated herein are being made for the purpose of complying with applicable law, rule or regulation (as detailed below);

WHEREAS, the Securities and Exchange Commission (the “SEC”) has adopted an amendment to Rule 15c6-1(a) to shorten by one business day the standard settlement cycle for most broker-dealer transactions; and

WHEREAS, the Sponsor and the Trustee desire to enter into this Amendment so as to comply with the SEC’s amendment to Rule 15c6-1(a);

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

1.    Amendment of Section 3(b). The second sentence of Section 3(b) of each Agreement is hereby deleted and replaced with the following:

A form of Purchase Order and Redemption Order is attached hereto as Exhibit B.

2.    Amendment of Section 7. Section 7 of each Agreement is hereby deleted in its entirety and replaced with the following:

Section 7. Redemption. To facilitate orderly delivery of Chinese Renminbi to the Authorized Participant’s Account on T+2, the Authorized Participant shall place with the Trustee on T+1 redemption Shares or collateral in the form of U.S. Dollars having a value at least equal to 105% of the NAV per Share of the redemption Shares to be delivered, which collateral shall be marked to market daily by the Trustee and the Authorized Participant until the delivery of the redemption Shares or the exercise of a buy-in by the Trust, as further described below. The Trustee shall return such collateral upon delivery of all redemption Shares. The parties hereto further agree that the Trust, acting in good faith, may apply the collateral to purchase the undelivered Shares at any time after T+2 and the Authorized Participant agrees to accept liability for any shortfall between the cost to the Trust of purchasing such Shares and the value of the collateral and for any expense incurred by the Sponsor or Trustee (including attorneys’ fees an disbursements) in the event the Authorized Participant fails to deliver Shares or any such shortfall upon the Sponsor’s demand. Neither the Sponsor nor the Trustee shall have any liability to the Authorized Participant for any application of the collateral or other action taken as provided in this paragraph.

The Authorized Participant further represents and warrants that it will not obtain an Order Number (as described in the Procedures) from the Trustee for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party, borrowed or temporarily obtained from another party and are not the subject of any repurchase agreement, reverse repurchase agreement or securities lending agreement, or any other arrangement which would preclude the delivery of such Baskets to the Trustee on the second Business Day following the date of the Redemption Order.

3.    Amendment of Attachment A. Attachment A of each Agreement is hereby deleted in its entirety and replaced with Attachment A hereto.

4.    Amendment of Exhibit B. Exhibit B of each Agreement is hereby deleted in its entirety and replaced with Exhibit B hereto.

5.    Amendment of Exhibit C. Exhibit C of each Agreement is hereby deleted in its entirety.

6.    Miscellaneous.

a.	This Amendment may be executed in counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same Amendment. Each of the parties hereto acknowledges having received an executed counterpart of this Amendment.

b.	Capitalized terms not defined herein shall have the meaning set forth in the Agreements.

c.	This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed as of the day and year above written.

GUGGENHEIM SPECIALIZED PRODUCTS, LLC, as Sponsor

By:	/s/ Amy J Lee
Name:	Amy J. Lee
Title:	Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Phyllis A. Cietek
Name:	Phyllis A. Cietek
Title:	Vice-President

SCHEDULE A

to

GLOBAL AMENDMENT

Name of Trust	Name of Authorized Participant	Agreement Date
CurrencyShares® Chinese Renminbi Trust	Credit Suisse Securities (USA) LLC	1/19/2007

CurrencyShares® Chinese Renminbi Trust	BNP Paribas Prime Brokerage, Inc.	8/5/2015

CurrencyShares® Chinese Renminbi Trust	Merrill Lynch Professional Clearing Corp	9/13/2011

CurrencyShares® Chinese Renminbi Trust	Virtu Americas LLC (Formerly, Knight Execution & Clearing Services LLC)	9/27/2011

ATTACHMENT A

CREATION AND REDEMPTION OF CHINESE RENMINBI SHARES AND RELATED CHINESE RENMINBI TRANSACTIONS

Scope of Procedures and Overview

These procedures (the “Procedures”) describe the processes by which one or more Baskets of Chinese Renminbi Trust shares (the “Shares”) issuable by The Bank of New York Mellon, as trustee (the “Trustee”) of the CurrencyShares® Chinese Renminbi Trust (the “Trust”), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant. Shares may be created or redeemed only in blocks of 50,000 Shares (each such block, a “Basket”). Because the issuance and redemption of Baskets also involve the transfer of Chinese Renminbi between the Authorized Participant and the Trust, certain processes relating to the underlying transfers of Chinese Renminbi also are described.

Under these Procedures, Baskets may be issued only in consideration for Chinese Renminbi transferred to and held in the Trust’s accounts maintained in London, England by the London Branch of JPMorgan Chase Bank, N.A., as depository (the “Depository”). Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Depositary Trust Agreement, dated as of August 16, 2011, between Rydex Specialized Products LLC, succeeded by Guggenheim Specialized Products, LLC (the “Sponsor”), the Trustee, the registered owners and beneficial owners from time to time of Shares issued thereunder and all depositors (the “Trust Agreement”), or the Participant Agreement entered into by each Authorized Participant with the Sponsor and the Trustee.

For purposes of these Procedures, a “NY Business Day” is defined as any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange (the “NYSE”) is not open for regular trading at noon New York City time; and a “Local Business Day” is defined as any day other than (i) a Saturday or Sunday or (ii) a day which has been designated a bank holiday in China.

Baskets are issued pursuant to the Prospectus, which will be delivered by the Sponsor to each Authorized Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement. Baskets may be issued and redeemed on any Business Day by the Trustee in exchange for Chinese Renminbi, which the Trustee receives from Authorized Participants or transfers to Authorized Participants, in each case on behalf of the Trust. Authorized Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Trustee. Also, in connection with each Purchase Order and Redemption Order (each as defined below) for two or more Baskets, the Authorized Participant shall pay an additional transaction fee, as follows:

Baskets Created or Redeemed Per Order	Additional Transaction Fee
2	$500
3	$1,000
4	$1,500
5 or more	$2,000

The additional transaction fee described above shall be remitted to the Authorized Participant to the Trustee in accordance with these Procedures. The Trustee shall then remit payment of the additional transaction fee to the Sponsor. The fees described above shall collectively be referred to herein as “Transaction Fees”.

Authorized Participants and the Trust Transfer Chinese Renminbi and Baskets of Shares

Upon acceptance of the Participant Agreement by the Sponsor and the Trustee, the Trustee will assign a personal identification number (a “PIN”) to each person authorized to act for the Authorized Participant (an “Authorized Person”). This will allow the Authorized Participant through its Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) (each as defined herein and, together, “Orders”) for Baskets.

Important Notes:

•	Any Order is subject to rejection by the Trustee for the reasons set forth in the Trust Agreement.

•	All Orders are subject to the provisions of the Participant Agreement relating to unclear or ambiguous instructions.

CREATION PROCESS

OVERVIEW

The following describes the process by which Baskets are created. In summary, an order to purchase one or more Baskets is placed by an Authorized Participant with the Trustee by 4:00 p.m. New York City (“NYC”) time on the NY Business Day that is the Order Date under the Trust Agreement (“CREATION T”), on the next NY Business Day following CREATION T that is also a Local Business Day (“CREATION T+1”) the Trustee notifies the Authorized Participant and the Depository of the amount of Chinese Renminbi to be transferred to the Trust, and a Basket is created on the next NY Business Day following CREATION T+1, unless that day is not a Local Business Day, in which case creation of the Basket shall be the next following day that is both a NY Business Day and a Local Business Day (“CREATION T+2”). In order for the creation of a Basket to occur, the Authorized Participant must transfer to the Trust Chinese Renminbi and the Trustee will transfer to the Authorized Participant’s account at The Depository Trust Company (“DTC”) Baskets corresponding to the Chinese Renminbi the Participant has transferred to the Trust.

C1     CREATION T (PURCHASE ORDER TRADE DATE)

C1.1    By the 4:00 p.m. NYC time (the “Order Cut-Off Time”), or by 12:00 p.m. NYC time on the monthly dividend declaration date (the “Early Order Cut-Off Time”), the Authorized Participant submits to the Trustee the Authorized Participant’s order to create one or more Baskets (a “Purchase Order”) in accordance with the following process.

C1.1.1    The Authorized Participant submitting an order to create shall submit such orders containing the information required by the Trustee in the following manner: (a) through the Trustee’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the Order Entry System terms and conditions; or (b) by telephone to the Trustee’s Transfer Agent Representative according to the procedures set forth below.

C1.1.2    By the Order Cut-Off Time or the Early Order Cut-Off Time, as applicable, an Authorized Person of the Authorized Participant calls the Trustee at 718-315-7500, notifying the Trustee that the Authorized Participant wishes to place a Purchase Order for the Trustee to create an identified number of Baskets and requesting that the Trustee provide an order number. The Authorized Person provides a PIN as identification to the Trustee.

C1.1.3    Incoming telephone calls are queued and will be handled in the sequence received. The Trustee will process Purchase Orders if the phone call initiated by the Authorized Person is placed before the Order Cut-Off Time or the Early Order Cut-Off Time, as applicable, even though the remainder of the order process is not completed until after the Order Cut-Off Time or the Early Order Cut-Off Time. Accordingly, do not hang up and redial.

C1.1.4    Purchase Orders initiated after the Order Cut-Off Time or the Early Order Cut-Off Time, as applicable will be rejected.

C1.1.5     During the phone call from the Authorized Person of the Authorized Participant to initiate a Purchase Order, the Trustee will give an order number for the Authorized Participant’s Purchase Order.

C1.1.6    Within 15 minutes after receiving the order number from the Trustee, the Authorized Participant will fax the Purchase Order to the Trustee using the Purchase Order Form included as part of the Participant Agreement.

C1.1.7    The Purchase Order Form provides, among other things, for the number of Baskets that the Authorized Participant is ordering and the condition that the Purchase Order is subject to the Trustee’s receipt of the Transaction Fees (by DTC SPO Charge) prior to delivery of the Baskets on CREATION T+2.

C1.1.8    If the Trustee has not received the Purchase Order Form from the Authorized Participant within 15 minutes after the Authorized Person placed the phone call to the Trustee, the Trustee places a phone call to the Authorized Participant to inquire about the status of the order. If the Authorized Participant does not fax the Purchase Order Form to the Trustee within 15 minutes after the Trustee’s phone call, the Authorized Participant’s order is cancelled, but the Authorized Participant will remain liable to the Trustee for the Transaction Fees.

C1.2    If the Trustee has received the Authorized Participant’s Purchase Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. NYC time on CREATION T, the Trustee will return to the Participant a copy of the Purchase Order Form submitted, marking it “Affirmed subject to receipt of the Transaction Fees prior to delivery of Baskets on CREATION T+2” and indicating, on a preliminary basis subject to confirmation, the number of Chinese Renminbi the Authorized Participant must transfer in exchange for the Basket(s).

C1.3    The Authorized Participant ensures that by 5:30 a.m. Hong Kong time (usually 5:30 p.m. the prior day NYC time) on CREATION T+2, sufficient Chinese Renminbi are wire transferred to the Depository.

C1.4     NOTES FOR AUTHORIZED PARTICIPANT (CREATION T)

C1.4.1    The Authorized Participant must be a participating member of DTC.

C1.4.2    The Authorized Participant must be able to transfer Chinese Renminbi via (RTGSplus, EBA EURO1 or TARGET). SWIFT BIC – CHASGB2L.

C1.4.3    The Authorized Participant must have signed and delivered the Participant Agreement to the Trustee. The Trustee will accept an Authorized Participant based on the representations made by the Authorized Participant in the Participant Agreement. The Trustee will not perform other due diligence or investigation of Authorized Participants.

C1.4.4    The Authorized Participant must have in place, before a Purchase Order can be processed, account instructions for Chinese Renminbi transfers with its sending financial institution.

C1.4.5    By 5:30 a.m. Hong Kong time on CREATION T+2, Chinese Renminbi in the amount needed to acquire the Shares must be standing to the credit of the Deposit Account in order for the Authorized Participant to receive Baskets on CREATION T+2.

C1.4.6    An Authorized Participant may only deliver Chinese Renminbi for credit to the Depository in the following ways: (RTGSplus, EBA EURO1 or TARGET). SWIFT BIC – CHASGB2L.

C1.4.7    Prior to the delivery of the Baskets by the Trustee on CREATION T+2, the Authorized Participant must accept a DTC SPO Charge for the applicable Transaction Fees from the Trustee. Purchase Orders for which the Trustee has not received the Transaction Fees will be cancelled subject to handling pursuant to supplemental procedures to be issued, but in any event the Authorized Participant will remain obligated to the Trustee for the Transaction Fees.

C1.5    NOTES FOR TRUSTEE (CREATION T)

C1.5.1    If an Authorized Participant has placed its Purchase Order with the Trustee on CREATION T using the Trustee’s electronic order entry system, by 6:00 p.m. NYC time the Trustee will send an email message to the Authorized Participant indicating the approximate total amount of Chinese Renminbi that must be deposited in the Deposit Account no later than 5:30 a.m. Hong Kong time on CREATION T+2.

C2    CREATION T+1

C2.1    On CREATION T+1 the Trustee notifies the Authorized Participant of the final amount of Chinese Renminbi that must be deposited in the Deposit Account (the “Basket Chinese Renminbi Amount”) not later than 5:30 a.m. Hong Kong time on CREATION T+2.

C2.2    Based on the Purchase Orders placed with it on CREATION T, the Trustee sends an authenticated electronic message (SWIFT MT210) to the Depository indicating the total amount of Chinese Renminbi that the Depository will receive from the Authorized Participant on CREATION T+2.

C3    CREATION T+2

C3.1    By 5:30 a.m. Hong Kong time (usually 5:30 p.m. the prior day NYC time), the Depository has received each Authorized Participant’s wire transfer of the Basket Chinese Renminbi Amount in the Deposit Account.

C3.2    As of 5:30 a.m. Hong Kong time, the Depository notifies the Trustee that the Basket Chinese Renminbi Amount has been transferred into the Deposit Account by an authenticated electronic message (SWIFT MT910).

C3.3    Prior to the delivery of the Baskets on CREATION T+2, the Trustee must have received the Transaction Fees from the Authorized Participant (SPO/DTC Charge).

C3.4    At 11:00 a.m. NYC time, following receipt of the notice from the Depository confirming the transfer of the Basket Chinese Renminbi Amount to the Deposit Account, the Trustee authorizes the creation and issuance of the Baskets ordered by each Authorized Participant on CREATION T for which the Trustee has received confirmation from the Depository of receipt of the Basket Chinese Renminbi Amount.

C3.5    By 11:00 a.m. NYC time, following receipt of the notice from the Depository confirming the transfer of the Basket Chinese Renminbi Amount to the Deposit Account, the Trustee notifies its transfer agent service desk that it has authorized the creation and issuance of Baskets in the number specified, and to increase the number of Shares outstanding accordingly. By 11:00 a.m. NYC time, following receipt of the notice from the Trustee that it has authorized the creation and issuance of Shares in the number specified, the Trustee’s transfer agent service desk increases the number of Shares outstanding, and notifies the Trustee and the Trustee’s DTC operations desk that an increased number of Shares is now outstanding and available for release in accordance with the Trustee’s instructions.

C3.6    By 11:00 a.m. NYC time, following receipt of notice from the Trustee’s transfer agent service desk that the number of Shares now outstanding has been increased, the Trustee notifies its DTC operations desk to release the increased number of Shares through DTC to the DTC participant accounts of the Authorized Participants scheduled to receive Baskets on CREATION T+2 for whom the Trustee has received confirmation from the Depository that the Basket Chinese Renminbi Amount has been received into the Deposit Account.

C3.7    Following the close of business (usually 4:00 p.m. Hong Kong time) on CREATION T+2, the Depository makes appropriate entries in its books and records to reflect the creation of Baskets.

C3.8    Following the close of business (usually 4:00 p.m. Hong Kong time) on CREATION T+2, the Depository Chinese Renminbi system updates account records, recording the movements of Chinese Renminbi in the Deposit Account and providing updated balances in the affected accounts as of the close of business (usually 4:00 p.m. Hong Kong time) on CREATION T+2.

C3.9    Following the close of business (usually 4:00 p.m. Hong Kong time) on CREATION T+2, the Depository Chinese Renminbi system automatically generates authenticated electronic messages (SWIFT MT940 or SWIFT MT950) constituting a statement of the activity affecting the Deposit Account (received only by the Trustee).

C3.10 If the Authorized Participant fails to deliver Chinese Renminbi by 5:30 a.m. Hong Kong time on CREATION T+2, (a) the Trustee will apply a late fee equal to four (4) times the creation charge; and (b) the Depository may, in its reasonable discretion, apply a late fee calculated in accordance with standard industry practices, payable by the Authorized Participant.

In the event any such late fees are assessed, the Trustee will coordinate with the Authorized Participant to arrange payment of such fees.

Note: Both creation and redemption activities (delivery/receipts) time frames are subject to change based on depository requirements.

REDEMPTION PROCESS

OVERVIEW

The following describes the process by which Baskets are redeemed. In summary, an order to redeem one or more Baskets is placed by an Authorized Participant with the Trustee by 4:00 p.m. NYC time on the NY Business Day that is the Order Date under the Trust Agreement (“REDEMPTION T”), Baskets to be redeemed are delivered to the Trustee by 5:00 p.m. New York time (usually 5:00 a.m. the next day Hong Kong time) on the first NY Business Day following REDEMPTION T, unless that day is not a Local Business Day, in which case Baskets shall be delivered the next following day that is both a NY Business Day and a Local Business Day (“REDEMPTION T+1”) and the Authorized Participant receives the corresponding Chinese Renminbi on the next NY Business Day that is also a Local Business Day following REDEMPTION T+1 (“REDEMPTION T+2”). In order for the redemption of a Basket to occur, the Authorized Participant must pay a transaction fee and the Trustee will instruct the Depository to transfer to the Authorized Participant Chinese Renminbi corresponding to the Baskets delivered for redemption.

R1    REDEMPTION T (REDEMPTION ORDER TRADE DATE)

R1.1    By the Order Cut-Off Time or the Early Order Cut-Off Time, as applicable, the Authorized Participant submits to the Trustee the Authorized Participant’s order to redeem one or more Baskets (a “Redemption Order”) in accordance with the following process.

R1.1.1    The Authorized Participant submitting an order to redeem shall submit such requests containing the information required by the Trustee in the following manner: (a) through the Trustee’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions in the Electronic Service Agreement; or (b) by telephone to the Trustee’s Transfer Agent Representative , according to the procedures set forth below.

R1.1.2     By the Order Cut-Off Time or the Early Order Cut-Off Time, as applicable, an Authorized Person of the Authorized Participant calls the Trustee at 718-315-7500, notifying the Trustee that the Authorized Participant wishes to place a Redemption Order for the Trustee to redeem an identified number of Baskets and requesting that the Trustee provide an order number. The Authorized Person provides a PIN as identification to the Trustee.

R1.1.3     Incoming telephone calls are queued and will be handled in the sequence received. The Trustee will process the Redemption Order(s) if the phone call initiated by the Authorized Person is placed before the Order Cut-Off Time or the Early Order Cut-Off Time as applicable, even though the remainder of the order process is not completed until after the Order Cut-Off Time or the Early Order Cut-Off Time. Accordingly, do not hang up and redial.

R1.1.4     Redemption Orders initiated after the Order Cut-Off Time or the Early Order Cut-Off Time, as applicable, are rejected.

R1.1.5     During the phone call from the Authorized Person of the Authorized Participant to initiate a Redemption Order, the Trustee will give an order number for the Authorized Participant’s Redemption Order.

R1.1.6     Within 15 minutes after the phone call initiating the Redemption Order, the Authorized Participant will fax the Redemption Order to the Trustee using the Redemption Order Form included as part of the Participant Agreement.

R1.1. 7     The Redemption Order Form provides, among other things, for the number of Baskets that the Authorized Participant is redeeming and the condition that the Redemption Order is subject to Trustee’s receipt of the Transaction Fees by SPO/DTC Charge on REDEMPTION T+2 prior to the delivery of the Chinese Renminbi to the Authorized Participant.

R1.1.8     If the Trustee has not received the Redemption Order Form from the Authorized Participant within 15 minutes after the Authorized Person placed the phone call to the Trustee, the Trustee places a phone call to the Authorized Participant to inquire about the status of the order. If the Authorized Participant does not fax the Redemption Order Form to the Trustee within 15 minutes after the Trustee’s phone call, the Authorized Participant’s order is cancelled, but the Authorized Participant will remain liable to the Trustee for the Transaction Fees.

R1.2    If the Trustee has received the Authorized Participant’s Redemption Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. NYC time on REDEMPTION T, the Trustee will return to the Authorized Participant a copy of the Redemption Order Form submitted, marking it “Affirmed subject to receipt of Transaction Fees on REDEMPTION T+2 prior to delivery of the Chinese Renminbi” and indicating, on a preliminary basis subject to confirmation, the number of Chinese Renminbi the Participant will receive upon redemption of the indicated Basket(s).

R1.3    NOTES FOR TRUSTEE AND DEPOSITORY (REDEMPTION T)

R1.3.1    The Trustee will deliver the authenticated electronic message (SWIFT MT202) to the Depository on REDEMPTION T+1 only after confirming the Trustee’s receipt of redemption Shares or collateral consisting of cash in U.S. Dollars having a value at least equal to 105 % of the NAV per Share of the redemption Shares to be delivered

R1.3.2     If an Authorized Participant has placed its Redemption Order with the Trustee on REDEMPTION T using the Trustee’s electronic order entry system, by 6:00 p.m. NYC time the Trustee will send an email message to the Authorized Participant indicating the approximate total amount of Chinese Renminbi to be delivered to the Authorized Participant on REDEMPTION T+2.

R2    REDEMPTION T+1

R2.1    On REDEMPTION T+1 the Trustee notifies the Authorized Participant of the final amount of Chinese Renminbi that will be delivered to the Authorized Participant on REDEMPTION T+2 (the “Basket Chinese Renminbi Amount”).

R2.2    Prior to the delivery of instructions from the Trustee to the Depository directing the Depository to transfer the Basket Chinese Renminbi Amount on REDEMPTION T+2, the Trustee must have received the Transaction Fees and the redemption shares or the collateral amount from the Authorized Participant (SPO/DTC Charge).

R2.3    By 5:00 p.m. New York time (usually 5:00 a.m. the next day Hong Kong time), the Authorized Participant delivers free to the Trustee’s participant account at DTC (#2209) the Shares to be redeemed or the collateral. The Authorized Participant telephones the Trustee’s DTC operations desk (718) 315-7500 to expect the Authorized Participant’s Shares through DTC, as applicable.

R2.3.1     By 5:00 p.m. New York time (usually 5:00 a.m. the next day Hong Kong time), the Trustee’s DTC operations desk notifies the Trustee whether the Shares being redeemed by the Authorized Participant have been received into the Trustee’s participant account at DTC.

R2.3.2    By 5:00 p.m. New York time (usually 5:00 a.m. the next day Hong Kong time), if the Shares being redeemed by the Authorized Participant have been received into the Trustee’s participant account at DTC, the Trustee’s DTC operations desk accepts the Shares to be redeemed, notifies the Trustee that the Trustee has received the Authorized Participant’s Shares and identifies the Authorized Participant from whom the Shares have been received.

R2.3.3    By 5:00 p.m. New York time (usually 5:00 a.m. the next day Hong Kong time), if the Shares of a redeeming Authorized Participant have not been received into the Trustee’s participant account at DTC, the Trustee’s operations desk notifies the Trustee that the Trustee has not received the Shares from the Authorized Participant, and identifies the Authorized Participant from whom Shares have not been received.

R2.4    By 5:30 p.m. New York time (usually 5:30 a.m. the next day Hong Kong time), the Trustee sends an authenticated electronic message (SWIFT MT202) to the Depository directing the Depository to transfer the Basket Chinese Renminbi Amount to the accounts of those Authorized Participants from whom the Trustee has received Shares.

R3    REDEMPTION T+2

R3.1    On REDEMPTION T+2, the Depository executes the instructions from the Trustee to wire the Basket Chinese Renminbi Amount from the Trust Account and to transfer the Basket Chinese Renminbi Amount to the Authorized Participant’s designated account. The Chinese Renminbi will be sent to the designated accounts by wire SWIFT BIC – CHASGB2L.

R3.1.1    By DTC free delivery cut-off time (usually 3:00 p.m. NYC time), the Trustee’s DTC operations desk instructs the Trustee’s transfer agent services desk to eliminate Shares received for redemption.

R3.1.2    By DTC free delivery cut-off time (usually 3:00 p.m. NYC time), the Trustee’s transfer agent services desk cancels the Authorized Participant’s Shares received for redemption and reduces the number of Trust Shares outstanding.

R3.2    Following the close of business (usually 4:00 p.m. Hong Kong time) on REDEMPTION T+2, the Depository makes the appropriate entries in its books and records to reflect the redemptions.

R3.3    Following the close of business (usually 4:00 p.m. Hong Kong time) on REDEMPTION T+2, the Depository Chinese Renminbi system updates its account records, recording the movements of Chinese Renminbi in the Deposit Account and providing updated balances in the affected accounts as of the close of business (usually 4:00 p.m. Hong Kong time) on REDEMPTION T+2.

R3.4    Following the close of business (usually 4:00 p.m. Hong Kong time) on REDEMPTION T+2, the Depository Chinese Renminbi system automatically generates an authenticated electronic message (SWIFT MT940 or Swift MT950) constituting a statement of the activity affecting the Deposit Account (received only by the Trustee).

Note: Both creation and redemption activities (delivery/receipts) time frames are subject to change based on depository requirements.

EXHIBIT B

THE BANK OF NEW YORK MELLON, TRUSTEE

CREATION/REDEMPTION ORDER FORM

CURRENCYSHARES CHINESE RENMINBI TRUST ETF

CONTACT INFORMATION FOR ORDER EXECUTION:
Telephone order number:	(718) 315 - 7500
Fax order number:	(732) 667 - 9478 / Alt. Fax: (718) 315 - 3080
Custodian Instructions	(000-000-0000) / SWIFT CHASDEFX

Participant must complete all items in Part I. The Trustee and/or Transfer Agent, in their discretion may reject any order not submitted in complete form.

I.    TO BE COMPLETED BY PARTICIPANT:

Date:	Time:
Broker Name:	Firm Name:
DTC Participant Number:	Fax Number:
Telephone Number:

Type of Order (Check Creation or Redemption):

Creation of FXCH	Redemption of FXCH

Number of Creation Units (CU) Transacted (One CU = 50,000 FXCH):

Number:	Number Written Out:

Order #

This Order is subject to the terms and conditions of the Depositary Trust Agreement of the CurrencyShares® Chinese Renminbi Trust as currently in effect and the Participant Agreement between the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in the Depositary Trust Agreement and such Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Order to the Trustee on behalf of the Authorized Participant. The Authorized Participant enters into this agreement based on an estimated Basket Chinese Renminbi Amount disseminated the previous business day and recognizes the final Basket Chinese Renminbi Amount represented will be increased or decreased based on the Trust’s daily accrual. At the conclusion of the trading day a Final NAV will be disseminated to all Authorized Participants, and the Basket Chinese Renminbi Amount and/or cash required for the creation/redemption order entered into on this day will be finalized and this Order will serve as a legally binding contract for settlement in 2 business days or as otherwise set forth in the Participant Agreement.

Date	Authorized Person’s Signature

II.	TO BE COMPLETED BY TRUSTEE:

This certifies that the above order has been:

             Accepted by the Trustee

             Declined by the Trustee – Reason:

Final # of Chinese Renminbi		Final # of FXCH Shares
Final Cash Due to Trustee		Final Cash Due to AP

Date	Time	Authorized Signature of Trustee